Exhibit 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1996, with respect to the financial statements of the Microwave Division of Local Area Telecommunications, Inc. included in the Form S-3 Registration Statement and related Prospectus of WinStar Communications, Inc. for the registration of its Senior Notes Due 2006 and Senior Subordinated Notes Due 2006.


                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP
MetroPark, New Jersey
June 14, 1996